Exhibit 99.2

Notice of Guaranteed Delivery

Thermadyne Holdings Corporation

Offer For All Outstanding

9% Senior Secured Notes Due 2017

which have not previously been registered under the

Securities Act of 1933, as amended

in exchange for

9% Senior Secured Notes Due 2017

which have been registered under the

Securities Act of 1933, as amended

Pursuant to the Prospectus dated                     , 2012

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer, as defined below, if (i) certificates for Thermadyne Holdings Corporation’s (the “Company”) 9% Senior Secured Notes due 2017, referred to as the Outstanding Notes, are not immediately available or if all required documents are unlikely to reach U.S. Bank National Association, the Exchange Agent, on or prior to the expiration date, as defined below; or (ii) a book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, facsimile, mail or overnight carrier to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, (a) a properly completed and duly executed Notice of Guaranteed Delivery must be delivered on or prior to the expiration date and (b) a properly completed and duly executed Letter of Transmittal relating to the Outstanding Notes or a facsimile thereof, or an agent’s message in lieu thereof, together with the Outstanding Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company, or DTC, must be received by the Exchange Agent within three (3) business days after the date of execution of this Notice of Guaranteed Delivery. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus or the Letter of Transmittal, as the case may be.

The Exchange Offer and withdrawal rights will expire at             , Eastern Standard Time, on                     , 2012, unless extended (the “Expiration Date”). Tenders may be withdrawn prior to             , Eastern Standard Time, on the Expiration Date.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Registered or Certified Mail, or by Overnight Delivery:	By Facsimile Transmission (for Eligible Institutions Only):	By Hand:

U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance	(651) 495-8158 Confirm by Telephone: (800) 934-6802	U.S. Bank National Association 60 Livingston Avenue 1st Floor – Bond Drop Window St. Paul, Minnesota 55107

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Thermadyne Holdings Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2012, as the same may be amended or supplemented from time to time, and the related Letter of Transmittal, which together constitute the Exchange Offer, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes — Guaranteed Delivery.”

Aggregate Principal Amount Tendered*

Name of Registered Holder(s)

Certificate No(s). (if available)

Total Principal Amount Represented by Outstanding Note Certificate(s)

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

*	Must be in denominations of U.S. $2,000 and any higher integral multiple of $1,000.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:

Address:

Area Code and Telephone No.

The Notice of Guaranteed Delivery must be signed by the holder(s) of the Outstanding Notes exactly as their name(s) appear on certificates for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information, and unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange, a member of the National
Association of Securities Dealers, Inc., a bank, trust company or other nominee having an office or correspondent in the United States or another eligible guarantor institution (as defined in the Prospectus), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the Letter of Transmittal, together with the Outstanding
Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Pro spectus, together with any other documents required by the Letter of Transmittal, within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that (1) it must deliver to the Exchange Agent the Letter of Transmittal or a facsim ile thereof, or an agent’s message in lieu thereof, and the Outstanding Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at DTC within the time period set forth above and (2) that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Print)

Title:

Dated:

Do not send certificates for Outstanding Notes with this form. Actual surrender of certificates for Out standing Notes must be made pursuant to, and be accompanied by, an executed Letter of Transmittal.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Outstanding Notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt required, properly insured. As an alternative to delivery by mail, holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to in this Notice of Guaranteed Delivery, the signatures must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name of the participant is shown on DTC’s security position listing, and also must be accompanied by such opinions of counsel, certifications and other information as the Company or the trustee for the Outstanding Notes may require in accordance with the restrictions on transfer applicable to the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person’s authority to so act.

3. Questions, Requests For Assistance And Additional Copies.    Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Notice of Guaranteed Delivery. Additional copies of the Prospectus, the Letter of Transmittal, the Notice of Guaranteed Delivery and Form W-9 may be obtained from the Exchange Agent at the address and telephone/ facsimile numbers indicated above, or from your broker, dealer, commercial bank, trust company or other nominee.